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For more information, contact:
Larry Solomon
(210) 351-3990
solomonl@corp.sbc.com

Note: SBC's fourth-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. EST on Jan. 26, 2005, at www.sbc.com/investor_relations.

SBC Posts Strong Fourth-Quarter Results: 1.8 Million Pro Forma
Net Subscriber Gain at Cingular Wireless, Double-Digit
Growth in Data Revenues, Increased Penetration in Bundled
Services, Third Consecutive Quarter of Revenue Growth

  Reported fourth-quarter earnings from continuing operations of $0.23 per diluted share, $0.34 per diluted share before previously announced charges, a favorable tax adjustment and merger-related expenses at Cingular Wireless
  Wireline revenues up 3.6 percent, driven by progress in consumer bundling and business markets
  425,000 DSL lines added, 5.1 million in service
  1.1 million long distance lines added, 20.9 million in service
  10.5 percent data revenue growth, driven by progress in the enterprise market
  Cingular Wireless net subscriber increase of 1.7 million reported, 1.8 million pro forma, to reach 49.1 million
  SBC 2005 outlook includes continued revenue growth and improved operating income margins while investing in key growth initiatives

SAN ANTONIO, Jan. 26, 2005 – SBC Communications Inc. (NYSE: SBC) today reported strong fourth-quarter growth in both its wireline and wireless businesses. Wireline results were driven by 10.5 percent growth in data revenues and increased penetration of bundled services such as DSL and long distance. Cingular Wireless, which is 60-percent owned by SBC, achieved a net subscriber gain of 1.8 million on a pro forma basis, more than double the pro forma net subscribers added in the previous quarter.

        SBC reported fourth-quarter 2004 earnings of $0.23 per diluted share, or $0.34 per diluted share before previously announced charges, a favorable tax adjustment and merger-related expenses at Cingular Wireless. Consolidated revenues increased 3.1 percent, and wireline revenues were up 3.6 percent, marking SBC’s third consecutive quarter of positive revenue growth.

        “Over the past year, we have built a stronger SBC, and we have begun 2005 with very good momentum,” said Edward E. Whitacre Jr., SBC chairman and chief executive officer.

        “We have doubled the size of our wireless business, deepened our bundle penetration, and surpassed our 2004 growth targets in both broadband and long distance,” Whitacre said. “In addition, we have moved quickly to gain solid traction in the enterprise space. We have taken costs out of our operations, with additional cost-reduction projects under way. And we are building an advanced, IP-based network to power a new generation of integrated digital video, data and voice services, which we plan to launch under the brand SBC U-verseSM.

        “We expect to achieve substantial progress in all of these areas in the year ahead,” Whitacre said. “As we do, we also expect to deliver solid financial results, including continued revenue growth, improved margins and solid cash flow, which gives us the flexibility to invest in our business, retire debt and return value directly to our stockholders.

        “SBC has a disciplined, focused plan to compete and grow in an evolving industry, and we are executing that plan aggressively,” Whitacre said. “I am very positive about 2005.

        “Cingular’s results are particularly encouraging,” Whitacre said. “Cingular’s acquisition of AT&T Wireless is just one example of our efforts to build the resources, specialized capabilities and scale we need to serve our customers and create value for stockholders.

        “We will continue to develop our business both organically through investment and opportunistically through acquisitions like those we have done in the past, a strategy that has given us the scale and operating capabilities that we enjoy today. Our goal will always be to make investments and acquisitions that make strategic and financial sense for our company, that help us better serve our customers and differentiate us from competitors, while remaining mindful of the importance of dividends and returns to our stockholders,” Whitacre said.

Fourth-Quarter Operational Highlights

DSL – SBC added 425,000 DSL lines in the fourth quarter and ended the year with 5.1 million DSL lines in service, No. 1 among U.S. telecommunications providers. In 2004, SBC added 1.6 million DSL lines, and over the past two years, it has more than doubled its DSL line base. SBC’s DSL/Internet revenues were up 27.2 percent versus the fourth quarter of 2003.

Long Distance – SBC’s total long distance lines increased by 1.1 million in the fourth quarter to end the year with 20.9 million in service, more than triple its in-service total two years earlier. Long distance voice revenues were up 23.5 percent versus the fourth quarter of 2003.

Bundles – SBC’s penetration of consumer retail lines with at least one key service – long distance, DSL, joint-billed Cingular Wireless or SBC | DISH Network video – increased to 61 percent at the end of the quarter, up from 44 percent a year earlier.

Data Revenues – Wireline data revenues grew 10.5 percent to $2.9 billion in the fourth quarter, SBC’s best quarterly data revenue growth in the past three years. For the full year, SBC’s data revenues totaled $11 billion, representing 30 percent of total wireline revenues. SBC is No. 1 among its immediate peers in total data revenues.

Large-Business Market – SBC’s revenues from enterprise customers were up approximately 5 percent versus the year-earlier fourth quarter. Retail hi-cap and data integration revenues were up 12.6 percent, as SBC completed additional large-business contracts that provide advanced data solutions, managed services and voice services, including VoIP (Voice over Internet Protocol).

Access Lines – Reflecting in part customer migrations to DSL and to Cingular wireless service, SBC’s wireline retail consumer line base declined by 192,000 in the fourth quarter, a substantial improvement from declines of 259,000 in the preceding quarter and 424,000 in the fourth quarter a year ago. SBC’s business retail access line base declined by 74,000 in the fourth quarter. This compares with declines of 168,000 in the preceding quarter and 250,000 in the year-ago fourth quarter. Total switched access lines declined by 580,000 in the quarter. This total includes a 283,000 decline in UNE-P wholesale lines, which compares with a decline of 192,000 in the preceding quarter and an increase of 177,000 in the fourth quarter of 2003. SBC ended 2004 with 45.1 million retail lines and 52.4 million total switched access lines.

Cingular Wireless – Cingular Wireless completed its acquisition of AT&T Wireless on Oct. 26, 2004. In its first quarter of operations, the new Cingular posted a net subscriber increase of 1.7 million on a reported basis and 1.8 million on a pro forma basis, more than double its pro forma net gains in both the preceding quarter and the year-ago fourth quarter. (Pro forma customer counts include full- quarter results from all properties acquired and exclude full-quarter results from operations that Cingular has divested or has agreed to divest. Pro forma information is provided to help compare current and prior-period results.) Cingular’s fourth-quarter pro forma average monthly churn was 2.6 percent, 60 basis points lower than pro forma churn for the third quarter of 2004. Cingular ended 2004 with 49.1 million total subscribers, solidifying its position as the nation’s largest wireless provider.

Video, Integrated Services – Total SBC | DISH Network subscribers increased by 97,000 in the quarter to reach 323,000 in service – all added since the company began offering the integrated service in March of 2004. In the first quarter of 2005, SBC plans to begin construction of an advanced, IP-based network to deliver next-generation, integrated all-digital TV, super-high-speed broadband and IP voice services. The company expects the network will reach 18 million households by the end of 2007.

Fourth-Quarter Financial Results

        In the quarter ended Dec. 31, 2004, SBC reported earnings from continuing operations of $754 million, or $0.23 per diluted share. Reported fourth-quarter earnings include previously announced charges of $244 million, or $0.05 per diluted share, resulting from severance payments and management pension plan changes, and expenses of $396 million, or $0.08 per diluted share, for SBC’s portion of merger integration and noncash intangible amortization costs at Cingular Wireless. These items were partially offset by a favorable tax adjustment of $63 million, or $0.02 per diluted share, reflecting settlements of various tax issues. Excluding these items, SBC’s adjusted fourth-quarter earnings totaled $1.1 billion, or $0.34 per diluted share. Included in these results are financing costs of $107 million, or $0.02 per diluted share, associated with SBC’s share of funding Cingular’s acquisition of AT&T Wireless.

        In the fourth quarter of 2003, SBC reported earnings from continuing operations of $888 million, or $0.27 per diluted share. Excluding fourth-quarter severance charges and income from disposed equity investments, SBC’s fourth-quarter 2003 earnings were $1.0 billion, or $0.30 per diluted share.

        SBC reported fourth-quarter 2004 operating revenues of $10.3 billion, up 3.1 percent versus the fourth quarter of 2003. Wireline revenues totaled $9.3 billion, up 3.6 percent from results in the year-earlier fourth quarter, driven by growth in data solutions and bundled services, including DSL and long distance.

        SBC’s fourth-quarter operating expenses totaled $9.0 billion, versus $8.8 billion in the fourth quarter of 2003. Excluding charges in both periods, fourth-quarter 2004 operating expenses were $8.8 billion versus $8.7 billion in the fourth quarter of 2003.

        SBC’s operating income margin in the fourth quarter was 12.1 percent on a reported basis and 14.5 percent before charges. In the fourth quarter of 2003, SBC’s operating income margin was 11.7 percent on a reported basis and 13.1 percent before charges.

        Cingular’s reported fourth-quarter results are composed of Cingular stand-alone results for the first 25 days of the quarter, prior to its acquistion of AT&T Wireless, plus combined Cingular and AT&T Wireless results for the remainder of the quarter. On this basis, Cingular’s reported fourth-quarter revenues were $7.1 billion, and its fourth-quarter operating expenses were $7.3 billion, including $660 million of merger integration and noncash intangible amortization costs.

        Cingular’s pro forma revenues, which exclude divested properties and include acquired properties in all periods, totaled $8.1 billion, up 1.8 percent from comparable results for the fourth quarter of 2003.

        As required by generally accepted accounting principles for joint ventures, SBC reflects Cingular’s results in the Equity in Net Income of Affiliates line of its consolidated income statement rather than in revenues and expenses. To facilitate peer comparisons, and in recognition of SBC’s majority economic ownership of the nation’s largest wireless provider and Cingular’s increased significance to SBC’s overall operations, starting with fourth-quarter 2004 results, SBC will provide a supplemental income statement that will include full consolidation of Cingular’s operating results.

Full-Year Financial Results

        For the full-year 2004, SBC reported total operating revenues of $40.8 billion, up 0.7 percent from $40.5 billion in 2003. Full-year reported net income from continuing operations was $5.0 billion, or $1.52 per diluted share. This compares with full-year 2003 net income from continuing operations of $5.9 billion, or $1.76 per diluted share.

        Adjusted to exclude previously disclosed net gains on investments, charges, merger-related expenses at Cingular and earnings on disposed investments, SBC’s full-year 2004 earnings were $4.7 billion, or $1.42 per diluted share. Adjusted to exclude previously disclosed net gains on investments, charges and earnings from disposed investments, SBC’s 2003 earnings were $4.7 billion, or $1.41 per diluted share. (For details on adjusted earnings per share comparisons, see the reconciliations to reported results in the attached schedule.)

2005 Outlook

      In 2005, SBC expects:

  Continued growth in DSL lines at a pace consistent with 2004 results.
  Positive momentum and further expansion in the enterprise and national data market contributing to high single-digit percentage growth in total data revenues.
  Low single-digit percentage revenue growth.
  Operating income margin in the 15 percent to 16 percent range, up from 2004 levels, while investing in growth initiatives, including Project Lightspeed. Margins are expected to be supported by cost initiatives, including a net force reduction during 2005 of approximately 7,000, primarily through attrition. SBC expects its pension and retiree benefit costs will be up slightly versus its 2004 run rate, reducing full-year earnings by $0.02 to $0.05 per share.
  SBC capital expenditures of $5.4 billion to $5.7 billion, with investments in Project Lightspeed and data growth offset to a significant degree by savings in other areas.
  Cingular Wireless capital expenditures of $6.8 billion to $7.2 billion, reflecting network expansion initiatives and deployment of its third-generation UMTS (Universal Mobile Telecommunications System) network with HSDPA (High-Speed Downlink Packet Access).
  Free cash flow after dividends of approximately $3 billion. (Free cash flow after dividends equals cash from operations plus cash returned to SBC from Cingular Wireless minus capital expenditures and dividends paid.)

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in SBC’s filings with the Securities and Exchange Commission. SBC disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.

SBC Communications Inc. is a Fortune 50 company whose subsidiaries, operating under the SBC brand, provide a full range of voice, data, networking, e-business, directory publishing and advertising, and related services to businesses, consumers and other telecommunications providers. SBC holds a 60 percent ownership interest in Cingular Wireless, which serves 49.1 million wireless customers. SBC companies provide high-speed DSL Internet access lines to more American consumers than any other provider and are among the nation’s leading providers of Internet services. SBC companies also now offer satellite TV service. Additional information about SBC and SBC products and services is available at www.sbc.com.

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